                                                                     Exhibit 3.3
                           ARTICLES OF INCORPORATION

                                       OF

                             AERIAL PLATFORMS, INC.

     The undersigned, being a natural person of the age of at least 18 years and acting as sole incorporator to organize a corporation (the "Corporation") under the provisions of the Georgia Business Corporation Code, does hereby adopt and sign the following Articles of Incorporation:

                                       I.

            The name of the Corporation is:  Aerial Platforms, Inc.

                                      II.

     The Corporation is organized pursuant to the provisions of the Georgia Business Corporation Code.

                                      III.

            The period of duration of the Corporation is perpetual.

                                      IV.

     The nature of the business and the purpose to be conducted and promoted are as follows:

           To engage in renting, leasing, brokerage, buying, and selling of construction equipment and accessories; and


           To engage in any lawful act or activity for which corporations may be incorporated under the Georgia Business Corporation Code, and to exercise all the rights, privileges, immunities, and authority granted to or exercised by business corporations under the laws of the State of Georgia now in effect or that will become effective during the existence of this Corporation.

                                       V.

     The aggregate number of shares of stock which the Corporation shall have authority to issue is Ten Thousand (10,000), all of the par value of One Cent ($.01) each. All such shares are of one class and are designated as Common Stock.

                                      VI.

     The Corporation will not commence business until consideration of at least Five Hundred Dollars ($500.00) has been received by the Corporation for the issuance of shares.

                                      VII.

     None of the holders of shares of Common Stock of the Corporation shall be entitled as a matter of right to purchase, subscribe for or otherwise acquire any new or additional shares of stock of the Corporation of any class, or any options or warrants to purchase, subscribe for or otherwise acquire any other securities convertible into or carrying options or warrants to purchase, subscribe for or otherwise acquire any such new or additional shares.


                                     VIII.

     The Corporation may from time to time make distributions to its Shareholders out of its capital surplus, and may purchase its own shares out of its unreserved and unrestricted capital surplus, upon such terms as the Board of Directors shall deem appropriate.


                                      IX.

     The address of the initial registered office of the Corporation shall be:
55 Park Place, Suite 400, Atlanta, Georgia

30335, and the name of the initial registered agent at such address is:
Joel R. Buckberg.

                                       X.

     The initial Board of Directors shall consist of one (1) director, and the name and address of the person is to serve as the director of the initial Board of Directors is as follows:

                            Carter B. Wilson
                            3731 Northcrest Road
                            Suite 23
                            Atlanta, Georgia 30340

                                      XI.

     The name and address of the incorporator are as follows:

                            Carter B. Wilson
                            3731 Northcrest Road
                            Suite 23
                            Atlanta, Georgia 30340

     IN WITNESS WHEREOF, the undersigned executes these Articles of Incorporation this 27th day of February, 1984.

                                             /S/ CARTER B. WILSON
                                             --------------------
                                             Carter B. Wilson, Incorporator

                   CONSENT TO APPOINTMENT AS REGISTERED AGENT


Joel R. Buckberg does hereby consent to serve as registered agent for the corporation Aerial Platforms, Inc.



This 27th day of February, 1984.




                                              /S/ JOEL R. BUCKBERG
                                              --------------------
                                              Joel R. Buckberg



Address of Registered Agent:

55 Park Place
Suite 400
Atlanta, Georgia 30335